                                                                   EXHIBIT 12(a)

              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
        COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ in millions)

                                                                              Year Ended December 31,
                                                      1989             1990           1991          1992             1993
                                                    -------           -----          -----         ------           ------
Earnings:
  1. Income (loss) before
     income taxes and
     cumulative effects of
     accounting changes                             $ (815)           $  815         $  834        $  906           $1,550
  2. Add: Fixed charges
     excluding capitalized
     interest (Line 10)                              4,803             4,826          3,614         3,099            3,148
  3. Less: Equity in
     undistributed income of
     unconsolidated
     subsidiaries and
     affiliates                                         14                47             31            40               30
                                                     -----            ------         ------        ------           ------
  4. Earnings including
     interest on deposits                            3,974             5,594          4,417         3,965            4,668
  5. Less: Interest on
     deposits                                        2,253             2,226          1,589         1,119            1,013
                                                    ------            ------         ------        ------           ------
  6. Earnings excluding
     interest on deposits                           $1,721            $3,368         $2,828        $2,846           $3,655
                                                    ======            ======         ======        ======           ======


Fixed Charges:
  7. Interest expense                               $4,775            $4,799         $3,585        $3,072           $3,122
  8. Estimated interest
     component of net rental
     expense                                            26                27             29            27               26
  9. Amortization of debt
     issuance expense                                    2                 -              -             -                -
                                                    ------            ------         ------        ------           ------
 10. Total fixed charges
     including interest on
     deposits and excluding
     capitalized interest                            4,803             4,826          3,614         3,099            3,148
 11. Add: Capitalized interest                           5                 -              -             -                -
                                                    ------            ------         ------        ------           ------
 12. Total fixed charges                             4,808             4,826          3,614         3,099            3,148
 13. Less: Interest on
     deposits (Line 5)                               2,253             2,226          1,589         1,119            1,013
 14. Fixed charges excluding
     interest on deposits                           $2,555            $2,600         $2,025        $1,980           $2,135
                                                    ======            ======         ======        ======           ======

Consolidated Ratios of Earnings to Fixed Charges:
  Including interest on deposits
  (Line 4/Line 12)                                    0.83              1.16           1.22          1.28            1.48
                                                    ======            ======         ======        ======           ======
  Excluding interest on deposits
  (Line 6/Line 14)                                    0.67              1.30           1.40          1.44            1.71
                                                    ======            ======         ======        ======           ======

For the year ended December 31, 1989, earnings, as defined above, did not cover fixed charges, including and excluding interest on deposits, by $834 million as a result of the 1989 special provision for refinancing country credit losses of $1.6 billion.

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